EXHIBIT 21.1

SUBSIDIARIES
OF
ST. MARY LAND & EXPLORATION COMPANY

A.            Wholly-owned subsidiaries of St. Mary Land & Exploration Company, a Delaware corporation:

1.                                       Nance Petroleum Corporation, a Montana corporation

2.                                       St. Mary Energy Company, a Delaware corporation

3.                                       Four Winds Marketing LLC, a Colorado limited liability company

4.                                       SMT Texas LLC, a Colorado limited liability company

5.                                       Energy Leasing Inc., an Oklahoma corporation

B.            Other subsidiaries of St. Mary Land & Exploration Company:

1.                                       Box Church Gas Gathering LLC, a Colorado limited liability company (58.6754%)

2.                                       Trinity River Services LLC, a Texas limited liability company (25%)

3.                                       Sycamore Gas System, an Oklahoma general partnership (3%)

C.            Wholly-owned subsidiaries of St. Mary Energy Company:

1.                                       SMEC Texas LLC, a Colorado limited liability company

D.            Partnership interests held by St. Mary Land & Exploration Company:

1.                                       Hilltop Investments, a Colorado general partnership (50%)

2.                                       Parish Ventures, a Colorado general partnership (100%)

E.             Partnership interests held by SMT Texas LLC:

1.                                       St. Mary East Texas LP, a Texas limited partnership (99%)(the remaining 1% interest is held by St. Mary Land & Exploration Company)

F.             Partnership interests held by SMEC Texas LLC:

1.                                       St. Mary Energy Texas LP, a Texas limited partnership (99%)(the remaining 1% interest is held by St. Mary Energy Company)

G.            Partnership interests held by St. Mary energy Company:

1.                                       Belring Company Ltd., a Texas limited partnership (99%)(the remaining 1% interest is held by Nance Petroleum Corporation)

2.                                       1974 H.B Joint Account, a Colorado general partnership (4%)

3.                                       1976 H.B Joint Account, a Colorado general partnership (9%)

4.                                       1977 H.B Joint Account, a Colorado general partnership (11%)

5.                                       SMI 281 LLC, a Colorado limited liability company (2%)